AMENDMENT TO EMPLOYMENT AGREEMENT

        Pursuant to Section 14(b) of the FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), dated January 1, 2008, by and between OSHKOSH CORPORATION, a Wisconsin corporation (the “Company”), and ROBERT G. BOHN (the “Executive”), Section 3(a) of the Agreement is hereby amended, effective as of February 1, 2009, to read in its entirety as follows:

        (a)       Base Salary. Subject to adjustment in accordance with this subsection (a), the Executive shall receive a base salary, payable not less frequently than monthly in arrears, at the annual rate of not less than $1,150,000. The Committee shall review the Executive’s base salary annually to determine whether such salary should be increased based upon (i) the Company’s performance and/or the Executive’s performance, (ii) an assessment of competitive practice as determined by the Committee or, in the Committee’s sole discretion, by an independent compensation consultant and (iii) such other criteria as the Committee shall consider in its sole discretion. Further, if the Executive initiates or agrees to a general reduction of base salaries of executive officers of the Company, then such base salary shall be subject to reduction on the same basis and terms that apply to the other officers of the Company. Notwithstanding the foregoing, for the period from February 1, 2009 to September 30, 2009, the Executive shall receive a base salary at an annual rate that represents a 15% reduction from the annual rate in effect on January 31, 2009, and as of the close of business on September 30, 2009, the annual rate in effect on January 31, 2009 will be reinstated. (In this Agreement, the term “Base Salary” shall mean the amount established and adjusted from time to time pursuant to this subsection (a).)

OSHKOSH CORPORATION	EXECUTIVE
By: /s/ Kathleen J. Hempel	/s/ Robert G. Bohn
Name: Kathleen J. Hempel	Robert G. Bohn
Title: Human Resources Committee Chair
Attest:_______________________________
Name:____________________________
Title:_____________________________